Exhibit 16.1

June 22, 2023 Securities and Exchange Commission 100 F Street N.E. Washington, D.C. 20549

Members of: WSCPA AICPA 802 N Washington PO Box 2163 Spokane, Washington 99210-2163	Commissioners:

We have read Item 4.01 of Clubhouse Media Group, Inc.’s Form 8-K dated June 22, 2023, and we agree with the statements set forth in Item 4.01, insofar as they relate to our firm. We have no basis to agree or disagree with other statements made by the registrant contained in Item 4.01.

Very truly yours,

P 509-624-9223 TF 1-877-264-0485 mail@fruci.com www.fruci.com
Fruci & Associates II, PLLC